Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors
Computer Network Technology Corporation:

We consent to the use of our report dated February 24, 2004, with respect to the consolidated balance sheets of Computer Network Technology Corporation and subsidiaries as of January 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended January 31, 2004, and our report dated February 24, 2004 with respect to the financial statement schedule for each of the years in the three-year period ended January 31, 2004, incorporated herein by reference in this Form S-3 Registration Statement and to the reference to our firm under the heading “Experts” in the registration statement. Our report dated February 24, 2004, refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, on February 1, 2002.

/s/ KPMG LLP

Minneapolis, Minnesota
August 3, 2004